UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

REDtone Asia Inc

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-129388 (Commission File Number)	71-098116 (I.R.S. Employer Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Rd., Kwun Tong, Hong Kong

(Address of principal executive offices, including zip code)

(852) 2270-0688

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a 12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors

On July 8, 2011, the Board of Directors of the Company accepted the resignation of Zainal Amanshah bin Zainal Arshad as Director of the Company. Mr. Zainal has not had any disagreements with the Company and has no claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDTONE ASIA, INC.

By:	/s/ Chuan Beng Wei
Name: Chuan Beng Wei
Dated: July 11, 2011	Title: Chief Executive Officer